                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              __________________

                                 FORM 8-K12G3

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): June 30, 1998


                             CFS BANCSHARES, INC.
                -----------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                Requested upon filing       to be applied for
----------------------------      ---------------------      -------------------
(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)

1700 Third Avenue North, Birmingham, Alabama                         35203
--------------------------------------------                       ----------
  (Address of principal executive offices)                         (Zip code)


      Registrant's telephone number, including area code:  (205) 328-2041
                                                           --------------

                                Not Applicable
           ---------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
---------------------------------------------

     On June 30, 1998 the Registrant completed the acquisition of Citizens Federal Savings Bank (the "Bank") pursuant to an Agreement and Plan of Reorganization in which the Bank became a wholly-owned subsidiary of the Registrant, a newly formed holding company incorporated by the Bank for that purpose. Under the terms of the Agreement and Plan of Reorganization, each outstanding share of the common stock, $1.00 par value per share, of the Bank (the "Bank's Common Stock") was converted into one share of the common stock, $.01 par value per share, of the Registrant (the "Common Stock") and the former holders of the Bank's Common Stock became the holders of all the outstanding Common Stock. The Registrant has thereby become the successor issuer to the Bank.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
---------------------------------------------------------------------------

     Listed below are the financial statements filed as a part of this report.

          (a)(1) Financial Statements of Business Acquired.

                 Independent Auditors' Report

                 Consolidated Balance Sheets as of September 30, 1997 and 1996

                 Consolidated Statements of Operations for the Years Ended September 30, 1997, 1996 and 1995

                 Consolidated Statements of Changes in Stockholders' Equity for the Years Ended September 30, 1997, 1996 and 1995

                 Consolidated Statements of Cash Flows for the Years Ended September 30, 1997, 1996 and 1995

                 Notes to Consolidated Financial Statements for the Years Ended September 30, 1997, 1996 and 1995

                 Consolidated Balance Sheets as of September 30, 1997 and March 31, 1998 (unaudited)

                 Consolidated Statements of Operations for the Three and Six Month Periods Ended March 31, 1998 and 1997 (unaudited)

                 Consolidated Statements of Cash Flows for the Six Months Ended March 31, 1998 and 1997 (unaudited)

                 Notes to Consolidated Financial Statements for the Six Months Ended March 31, 1998 and 1997 (unaudited)

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------



The Stockholders and Board of Directors
Citizens Federal Savings Bank and Subsidiary:


We have audited the accompanying consolidated balance sheets of Citizens Federal Savings Bank and subsidiary (the Bank) as of September 30, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1997. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Citizens Federal Savings Bank and subsidiary as of September 30, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1997, in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP

November 7, 1997

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                          Consolidated Balance Sheets

                          September 30, 1997 and 1996


                        Assets                                                    1997         1996
                       --------                                              -----------  -----------
Cash and amounts due from depository institutions                            $ 2,963,847    2,744,905
Federal funds sold and overnight deposits                                      3,521,268    5,396,187
                                                                             -----------  -----------
       Total cash and cash equivalents                                         6,485,115    8,141,092

Interest-bearing deposits in other financial institutions                        157,574      255,691
Investment securities held to maturity (fair value of
 $8,826,498 and $12,824,904, respectively)                                     8,803,393   13,055,699
Investment securities available for sale, at fair value (cost of
 $35,872,942 and $28,762,349, respectively)                                   35,915,192   28,555,410
Federal Home Loan Bank stock                                                     460,000      383,000
Loans receivable, net                                                         42,572,877   30,532,084
Premises and equipment, net                                                    4,202,944    3,800,967
Real estate acquired by foreclosure, net                                          99,494      128,896
Accrued interest receivable on investment securities                              63,367      235,757
Accrued interest receivable on mortgage-backed securities                        163,779      143,659
Accrued interest receivable on loans                                             412,654      255,765
Other assets                                                                     303,929      509,429
                                                                             -----------  -----------
       Total assets                                                          $99,640,318   85,997,449
                                                                             ===========  ===========

                    Liabilities and Stockholders' Equity
                    ------------------------------------
Liabilities:
 Interest-bearing deposits                                                   $76,345,726   76,792,569
 Advance payments by borrowers for taxes and insurance                           324,174      285,325
 Other liabilities                                                               866,479    1,410,859
 Employee Stock Ownership Plan debt                                              130,941      196,411
 FHLB advances                                                                 9,200,000           --
 Payables for investment securities transactions                               4,975,130           --
                                                                             -----------  -----------
       Total liabilities                                                      91,842,450   78,685,164

Stockholders' equity:
 Serial preferred stock; 300,000 shares authorized;
   none outstanding                                                                   --           --
 Common stock of $1 par value; 700,000 shares authorized;
   130,000 shares issued and outstanding                                         130,000      130,000
 Additional paid-in capital                                                    1,160,760    1,160,760
 Retained earnings-substantially restricted                                    6,611,011    6,350,377
 Unrealized gain (loss) on investment securities
   available for sale, net of taxes                                               27,038     (132,441)
 Employee Stock Ownership Plan debt                                             (130,941)    (196,411)
                                                                             -----------  -----------
       Total stockholders' equity                                              7,797,868    7,312,285
                                                                             -----------  -----------
 Commitments and contingencies (notes 12 and 13)                                      --           --
                                                                             -----------  -----------
       Total liabilities and stockholders' equity                            $99,640,318   85,997,449
                                                                             ===========  ===========

See accompanying notes to consolidated financial statements.

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                     Consolidated Statements of Operations

                 Years Ended September 30, 1997, 1996, and 1995


                                                                     1997        1996        1995
                                                                  ----------  ----------  ----------
Interest income:
 Interest and fees on loans                                      $3,269,831   2,858,178   2,667,390
 Interest and dividend income on investment securities              942,405     988,589     850,317
 Interest income on mortgage-backed securities                    1,650,126   1,736,021   2,095,211
 Interest income on federal funds sold                               99,006     245,312     231,620
 Other interest income                                               54,181     139,120      55,892
                                                                  ---------   ---------   ---------
       Total interest income                                      6,015,549   5,967,220   5,900,430
Interest expense:
 Interest on deposits                                             3,062,187   3,168,919   2,993,153
 Interest on FHLB advances                                           64,714          --          --
                                                                  ---------   ---------   ---------
       Total interest expense                                     3,126,901   3,168,919   2,993,153
       Net interest income                                        2,888,648   2,798,301   2,907,277
Provision for loan losses                                                --          --          --
                                                                  ---------   ---------   ---------
       Net interest income after provision for loan losses        2,888,648   2,798,301   2,907,277
Other income:
 Service charges on deposit accounts                                432,581     309,433     298,009
 Gains on sales of investment securities                            140,829          --     111,638
 Other                                                               42,801      70,894      41,796
                                                                  ---------   ---------   ---------
       Total other income                                           616,211     380,327     451,443
                                                                  ---------   ---------   ---------
Other expense:
 Salaries and employee benefits                                   1,331,028   1,207,529   1,237,968
 Net occupancy expense                                              128,943     265,617     259,690
 Federal insurance premiums                                         117,915     696,120     196,752
 Data processing expenses                                           208,221     219,561     185,370
 Professional services                                              133,917     209,867     133,558
 Depreciation and amortization                                      295,374     161,834     122,356
 Advertising expense                                                150,545      68,573      73,647
 Office supplies                                                     78,989      74,375      72,465
 Insurance expense                                                   60,337      67,060      58,649
 Other                                                              441,264     503,009     494,177
                                                                  ---------   ---------   ---------
       Total other expense                                        2,946,533   3,473,545   2,834,632
                                                                  ---------   ---------   ---------
       Income (loss) before income taxes                            558,326    (294,917)    524,088
Income tax (expense) benefit                                       (200,192)    101,535    (188,657)
                                                                  ---------   ---------   ---------
       Net income (loss)                                          $ 358,134    (193,382)    335,431
                                                                  =========   =========   =========
Net income (loss) per share                                       $    2.75       (1.49)       2.58
                                                                  =========   =========   =========
Average shares outstanding                                          130,000     130,000     130,000
                                                                  =========   =========   =========

See accompanying notes to consolidated financial statements.

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                Consolidated Statements of Stockholders' Equity

                Years Ended September 30, 1997, 1996, and 1995


                                                                                Unrealized
                                                                              gain (loss) on
                                                                 Retained       investment      Employee
                                                  Additional    earnings -      securities       Stock         Total
                                         Common    paid-in    substantially      available     Ownership   stockholders'
                                         stock     capital      restricted       for sale      Plan debt       equity
                                        --------  ----------  --------------  ---------------  ----------  --------------

Balance September 30, 1994              $130,000   1,160,760      6,403,328               --    (206,375)      7,487,713

Net income                                    --          --        335,431               --          --         335,431

Change in unrealized gain
  on investment securities
  available for sale, net                     --          --             --           80,640          --          80,640

Issuance of Employee Stock
  Ownership Plan debt                         --          --             --               --    (120,976)       (120,976)

Payment of Employee Stock
  Ownership Plan debt                         --          --             --               --      65,470          65,470

Cash dividends declared
  ($.75 per share)                            --          --        (97,500)              --          --         (97,500)
                                        --------  ----------  -------------   --------------    --------   -------------

Balance September 30, 1995               130,000   1,160,760      6,641,259           80,640    (261,881)      7,750,778

Net loss                                      --          --       (193,382)              --          --        (193,382)

Payment of Employee Stock
  Ownership Plan debt                         --          --             --               --      65,470          65,470

Change in unrealized loss on
  investment securities available
  for sale, net                               --          --             --         (213,081)         --        (213,081)

Cash dividends declared
  ($.75 per share)                            --          --        (97,500)              --          --         (97,500)
                                        --------  ----------  -------------   --------------    --------   -------------

Balance September 30, 1996               130,000   1,160,760      6,350,377         (132,441)   (196,411)      7,312,285

Net income                                    --          --        358,134               --          --         358,134

Payment of Employee Stock
  Ownership Plan debt                         --          --             --               --      65,470          65,470

Change in unrealized gain on
  investment securities available
  for sale, net                               --          --             --          159,479          --         159,479

Cash dividends declared
  ($.75 per share)                            --          --        (97,500)              --          --         (97,500)
                                        --------  ----------  -------------   --------------    --------   -------------

Balance September 30, 1997              $130,000   1,160,760      6,611,011           27,038    (130,941)      7,797,868
                                        ========  ==========  =============   ==============    ========   =============

See accompanying notes to consolidated financial statements.

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                     Consolidated Statements of Cash Flows

                Years Ended September 30, 1997, 1996, and 1995


                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
Cash flows from operating activities:
 Net income (loss)                                                 $358,134   (193,382)   335,431
 Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
     Provision for real estate losses                                    --         --         --
     Depreciation and amortization                                  295,374    161,834    122,356
     Net amortization of premium and accretion of
       discount on investment securities                             11,385     27,423     80,262
     Net accretion of discount on loans                             (15,376)    (2,296)   (19,956)
     Gains on call of investment securities held to maturity             --         --     (3,191)
     Gains on sale of investment securities available
       for sale, net                                               (140,829)        --    (99,440)
     Gain on calls of investment securities
       available for sale, net                                           --         --     (9,007)
     Loss (gain) on real estate acquired by foreclosure, net             --      1,549     (5,377)
     Loss on sale of real estate acquired by foreclosure             19,001         --         --
     Loss on disposal of equipment                                      390         --         --
     Decrease in deferred gain on sale of
       real estate acquired by foreclosure                               --         --    (30,942)
     (Increase) decrease in accrued interest receivable              (4,619)   (37,923)    21,089
     (Increase) decrease in other assets                            115,793   (139,834)    59,336
     (Increase) decrease in  refundable income tax                       --    106,894   (106,894)
     Increase (decrease) in other liabilities                      (486,849)   478,379    366,466
     Increase (decrease) in accrued interest on deposits             41,173    (60,155)    39,616
                                                                   --------   --------   --------
         Net cash provided by operating activities                  193,577    342,489    749,749
                                                                   --------   --------   --------


                                                                     (Continued)

See accompanying notes to consolidated financial statements.

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

               Consolidated Statements of Cash Flows, Continued

                Years Ended September 30, 1997, 1996, and 1995


                                                                                1997         1996         1995
                                                                             -----------  -----------  -----------
Cash flows from investing activities:
 Net (increase) decrease in interest-bearing deposits in
   other financial institutions                                                   98,117       (3,573)      (2,118)
 Proceeds from maturities or calls of
   investment securities held to maturity                                      3,000,000           --    1,135,600
 Purchases of investment securities held to maturity                          (1,470,643)  (3,004,013)  (3,684,141)
 Proceeds from principal collected on mortgage-
   backed securities held to maturity                                          2,701,576    2,624,701    3,499,933
 Proceeds from sales of investment securities
   available for sale                                                          7,119,866           --    2,852,586
 Proceeds from maturities or calls of investment
   securities available for sale                                               3,000,000    2,500,000    1,000,000
 Purchases of investment securities available for sale                        (6,567,938)  (1,037,515)          --
 Purchases of mortgage-backed securities available for sale                   (7,911,562)  (1,256,849)          --
 Proceeds from principal collected on mortgage-backed securities
   available for sale                                                          2,297,985    1,354,427      471,293
 Net change in loans                                                         (12,178,490)  (2,110,651)  (1,184,000)
 Purchase of premises and equipment                                             (697,741)  (2,035,474)    (744,928)
 Proceeds from sale of real estate acquired by foreclosure                       121,565      122,591      179,476
 Improvements to real estate acquired by foreclosure                             (15,622)          --           --
 Purchase of real estate acquired by foreclosure                                      --           --       (1,242)
                                                                             -----------  -----------  -----------
       Net cash provided by (used in) investing activities                   (10,502,887)  (2,846,356)   3,522,459

Cash flows from financing activities:
 Net increase (decrease) in interest-bearing deposits                           (488,016)      98,720    2,674,745
 Cash dividends                                                                  (97,500)     (97,500)     (97,500)
 Increase (decrease) in advance payments by borrowers for
   taxes and insurance                                                            38,849     (134,180)      16,916
 Proceeds from FHLB advances                                                   9,200,000           --           --
                                                                             -----------  -----------  -----------
       Net cash provided by (used in) financing activities                     8,653,333     (132,960)   2,594,161
                                                                             -----------  -----------  -----------

Net increase (decrease) in cash and cash equivalents                          (1,655,977)  (2,636,827)   6,866,369
Cash and cash equivalents at beginning of year                                 8,141,092   10,777,919    3,911,550
                                                                             -----------  -----------  -----------
Cash and cash equivalents at end of year                                     $ 6,485,115    8,141,092   10,777,919
                                                                             ===========  ===========  ===========

Supplemental information on cash payments:
 Interest paid                                                               $ 3,085,728    3,229,074    2,967,315
 Income taxes paid                                                           $    35,000       96,782      320,972

Supplemental information on noncash investing and financing activities:
 Loans transferred to real estate acquired by foreclosure                    $    95,541      191,430      164,950
 Real estate sold and financed by the Bank                                   $   108,165           --      153,785
 Securities transferred from held to maturity to available for sale          $        --   25,939,464           --

See accompanying notes to consolidated financial statements.

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                       September 30, 1997, 1996 and 1995



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ------------------------------------------

    Citizens Federal Savings Bank (the "Bank") is a federally chartered stock savings bank regulated by the Office of Thrift Supervision
    (OTS) and certain other federal agencies. The Bank provides a full range of banking services to customers through its offices in Birmingham and Eutaw, Alabama. The Bank is subject to competition from other financial institutions in the market in which it operates. The following is a description of the more significant accounting and reporting policies which the Bank follows in preparing and presenting its financial statements:

    (A) BASIS OF PRESENTATION
        ---------------------

        The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary, Citizens Service Corporation. All intercompany accounts and transactions have been eliminated in consolidation.

        The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

        One estimate that is particularly susceptible to a significant change in the near term relates to the determination of the allowance for loan losses. A significant portion of the Bank's mortgage loans are secured by real estate in Alabama, primarily in Jefferson County and the surrounding areas. The ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in Alabama.

        Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an internal part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

    (B) CASH AND CASH EQUIVALENTS
        -------------------------

        For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from financial institutions and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

    (C) INVESTMENT SECURITIES
        ---------------------

        The Bank classifies its investment securities in two categories: available for sale or held to maturity. Held to maturity securities are those securities for which the Bank has the ability and intent to hold the security until maturity. All other securities are classified as available for sale.

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
    -----------------------------------------------------

    (C) INVESTMENT SECURITIES, CONTINUED
        --------------------------------

        Available for sale securities are recorded at fair value. Held to maturity securities are recorded at amortized cost adjusted for the amortization or accretion of premiums and discounts. Unrealized holding gains and losses, net of the related income tax effects, on securities available for sale are excluded from earnings and are reported as a separate component of stockholders' equity until realized.

        Mortgage-backed securities held to maturity are stated at their unpaid principal balances, adjusted for unamortized premiums and unaccreted discounts. Mortgage-backed securities available for sale are stated at their estimated fair value.

        A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary results in a charge to earnings and the establishment of a new cost basis for the security. At September 30, 1997, the Bank did not have any securities with other than temporary declines in value for which a new cost basis had not been established.

        Premiums and discounts are amortized or accreted over the life of the related investment security as an adjustment to yield using the level-yield method and prepayment assumptions. Dividend and interest income are recognized when earned. Realized gains and losses for investment securities sold are included in earnings and are derived using the specific identification method for determining the cost of the security sold.

        The investment in the stock of the Federal Home Loan Bank is required of insured institutions that utilize the services of the Federal Home Loan Bank. The stock has no quoted fair value and no ready market exists. However, the Federal Home Loan Bank has historically repurchased the stock at cost. Accordingly, the stock is reported in the financial statements at cost.

    (D) LOANS AND INTEREST INCOME
        -------------------------

        Loans receivable are stated at their unpaid principal balance less the undisbursed portion of loans in process, unearned interest income and an allowance for loan losses. Interest income on loans is recorded when earned. It is the general policy of the Bank to discontinue the accrual of interest when principal or interest payments are delinquent 90 days or more or the ultimate collection of either is in doubt. Unearned discount on loans purchased is accreted to income over the remaining life of the loans purchased using the level-yield method.

        One of the procedures used by management in establishing the allowance for loan losses is the evaluation of potential impairment on selected loans. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the note agreement. Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent, beginning in fiscal 1996. Loans that are determined to be impaired require a valuation allowance equivalent to the amount of impairment. Impairment losses are included in the allowance for loan losses through a charge to the provision for loan losses. Cash receipts on impaired loans which are

                                                                     (Continued)

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                   Notes to Consolidated Financial Statements



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
    -----------------------------------------------------

    (D) LOANS AND INTEREST INCOME, CONTINUED
        ------------------------------------

        accruing interest are applied to principal and interest under the contractual terms of the loan agreement. Cash receipts on impaired loans for which the accrual of interest has been discontinued are applied to reduce the principal amount of such loans until the principal has been recovered and are recognized as interest income thereafter.

        At September 30, 1997, approximately 18 percent of the Bank's loan portfolio consists of mortgage loans to churches. The Bank's exposure to credit loss in the event of nonperformance by the parties to financial instruments for mortgage loans to churches is represented by the contractual amounts of these instruments.

    (E) ALLOWANCE FOR LOAN LOSSES
        -------------------------

        Additions to the allowance for loan losses are based on management's evaluation of the loan portfolio under current economic conditions, including such factors as the volume and character of loans outstanding, past loss experience, and such other factors which, in management's judgment, deserve recognition in estimating loan losses. Loans are charged to the allowance when, in the opinion of management, such loans are deemed to be uncollectible. Provisions for loan losses and recoveries of loans previously charged to the allowance are added to the allowance.

    (F) LOAN FEES
        ---------

        Loan origination fees and certain direct loan origination costs are deferred and recognized over the lives of the related loans as a yield adjustment using a method which approximates the level-yield method.

    (G) REAL ESTATE ACQUIRED BY FORECLOSURE
        -----------------------------------

        For real estate acquired through foreclosure, a new cost basis is established at the lower of cost or fair value, adjusted for estimated costs to sell, at the time of foreclosure. Subsequent to foreclosure, foreclosed assets are carried at the lower of fair value less estimated costs to sell or cost, with the difference recorded as a valuation allowance, on an individual asset basis. Changes in the valuation allowance are recognized as charges or credits to earnings.

    (H) INCOME TAXES
        ------------

        The Bank provides for income taxes based upon pretax income, adjusted for permanent differences between reported and taxable earnings. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

                                                                     (Continued)

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
    -----------------------------------------------------

    (I) PREMISES AND EQUIPMENT
        ----------------------

        Land is stated at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the respective assets on primarily the straight-line method.

    (J) NET INCOME PER SHARE
        --------------------

        Net income per share is calculated based on the average shares of common stock and common stock equivalents, if dilutive, outstanding during the year. Common stock equivalents included in the computation represent the dilutive effect of shares issuable under stock options granted by the Bank. All of the common shares owned by the ESOP are considered outstanding.


(2)  CASH AND AMOUNTS DUE FROM DEPOSITORY INSTITUTIONS
     -------------------------------------------------

     The Bank is required to maintain certain daily reserve balances in accordance with the Federal Reserve Board requirements. The Bank exceeded the required balances of approximately $25,000 at September 30, 1997 and 1996.


(3)  INVESTMENT SECURITIES
     ---------------------

     The amortized cost and approximate fair value of investment securities held to maturity at September 30, 1997 and 1996 were as follows:

                                                           1997                         1996
                                                ------------------------      --------------------------
                                                Amortized         Fair        Amortized          Fair
                                                  cost            value          cost            value
                                                ---------      ---------      ----------      ----------
      U.S. Treasury and U.S.
        Government agencies                  $         --             --       2,000,000       1,999,702
      Alabama Minority Enterprise
        Small Business Investment
        Corporation stock                          25,000         25,000          25,000          25,000
      Mortgage-backed securities                6,980,689      7,004,917       9,522,695       9,336,425
      Collateralized mortgage obligations       1,797,704      1,796,581       1,508,004       1,463,777
                                                ---------      ---------      ----------      ----------
                                             $  8,803,393      8,826,498      13,055,699      12,824,904
                                                =========      =========      ==========      ==========

        The amortized cost and approximate fair value of investment securities available for sale at September 30, 1997 and 1996, were as follows:

                                                           1997                            1996
                                                --------------------------      --------------------------
                                                Amortized          Fair         Amortized         Fair
                                                   cost            value           cost           value
                                                ----------      ----------      ----------      ----------
      U.S. Treasury and U.S.
        Government agencies                  $  11,468,592      11,523,106      12,577,960      12,533,997
      Equity securities                          2,439,885       2,445,671       1,037,515       1,030,526
      Mortgage-backed securities                 9,692,496       9,716,660       3,186,972       3,195,294
      Collateralized mortgage obligations       12,271,969      12,229,755      11,959,902      11,795,593
                                                ----------      ----------      ----------      ----------
                                             $  35,872,942      35,915,192      28,762,349      28,555,410
                                                ==========      ==========      ==========      ==========

                                                                     (Continued)

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(3)  INVESTMENT SECURITIES, CONTINUED
     --------------------------------

     The gross unrealized gains and losses of investment securities held to maturity at September 30, 1997 and 1996, are as follows:

                                                            1997                                1996
                                                ---------------------------           ------------------------
                                                Gross                Gross            Gross             Gross
                                              unrealized           unrealized       unrealized        unrealized
                                                gains                losses           gains            losses
                                                ------               ------           ------           -------
      U.S. Treasury and U.S.
        Government agencies                  $      --                   --               --               298
      Mortgage-backed securities                52,530               28,302           20,355           206,625
      Collateralized mortgage obligations           --                1,123               --            44,227
                                                ------               ------           ------           -------
                                             $  52,530               29,425           20,355           251,150
                                                ======               ======           ======           =======

     The gross unrealized gains and losses of investment securities available for sale at September 30, 1997 and 1996 are as follows:

                                                            1997                                1996
                                                ---------------------------           ------------------------
                                                 Gross               Gross            Gross             Gross
                                               unrealized          unrealized       unrealized        unrealized
                                                 gains               losses           gains            losses
                                                -------              ------           ------           -------
      U.S. Treasury and U.S.
        Government agencies                  $   70,118              15,604           46,400            90,363
      Equity securities                           5,786                  --               --             6,989
      Mortgage-backed securities                 42,184              18,020           26,170            17,848
      Collateralized mortgage obligations        22,786              65,000           16,276           180,585
                                                -------              ------           ------           -------
                                             $  140,874              98,624           88,846           295,785
                                                =======              ======           ======           =======

     The contractual maturities of investment securities held to maturity, excluding mortgage-backed securities and collateralized mortgage obligations, are within one to five years.

     The amortized cost and approximate fair value of investment securities available for sale at September 30, 1997, by contractual maturities are shown below. Actual maturities could differ from contractual maturities due to call or prepayment provisions.

                                                  Amortized        Fair
                                                    cost           value
                                                 -----------    ----------
Due from one to five years                       $10,467,938    10,524,981
Due from five to ten years                         1,000,654       998,125
Mortgage-backed securities and collateralized
  mortgage obligations                            21,964,465    21,946,415
                                                 -----------    ----------
                                                 $33,433,057    33,469,521
                                                 ===========    ==========

     There were no sales of investment securities available for sale in 1996. Proceeds from sales of investment securities available for sale were $7,119,866 and $2,852,586 for the years ended September 30, 1997 and 1995, respectively. Gross gains of $140,829 and $99,440 were realized on those sales for the years ended September 30, 1997 and 1995, respectively.

                                                                     (Continued)

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(3)  INVESTMENT SECURITIES, CONTINUED
     --------------------------------

     Investment securities with amortized cost of $29,558,918 and $30,125,458 at September 30, 1997 and 1996, respectively, were pledged to secure public deposits as required by law and for other purposes. Additionally, in accordance with Office of Thrift Supervision regulations, the Bank is required to maintain a certain percentage (5 percent at September 30, 1997), of its withdrawable deposits and current borrowings in cash, U.S. Treasury obligations, or other approved investments which are readily convertible into cash. The Bank met this liquidity requirement at September 30, 1997.

     During 1996, the Bank transferred investment securities with an amortized cost of $25,939,464 from held to maturity to available for sale. The fair market value of the investment securities on the date of transfer was $25,924,334 resulting in a decrease in the unrealized gain on investment securities available for sale of $15,130. The investment securities were transferred as a result of the reassessment of the appropriateness of the classification of all securities following the issuance of the FASB Special Report, A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities.

(4)  LOANS
     -----

     At September 30, 1997 and 1996, the Bank had the following net loans:

                                                    1997        1996
                                                 ----------  ----------
Total loans                                     $44,134,410  32,738,775

Less:   Unearned discount on loans purchased          5,750      21,126
        Unamortized loan origination fees           564,077     506,546
        Undisbursed portion of loans in process     361,283   1,040,249
        Allowance for loan losses                   630,423     638,770
                                                 ----------  ----------
                                                  1,561,533   2,206,691
                                                 ----------  ----------
Net loans                                       $42,572,877  30,532,084
                                                 ==========  ==========


     The composition of the total loan portfolio was as follows:

                                                    1997        1996
                                                 ----------  ----------
Residential real estate mortgage                $30,542,426  20,687,591
Consumer installment                              2,204,929   1,263,625
Nonresidential mortgage                          11,066,054  10,340,692
Commercial                                          321,001     446,867
                                                 ----------  ----------
 Total loans                                    $44,134,410  32,738,775
                                                 ==========  ==========

     A summary of the transactions in the allowance for loan losses for the years ended September 30, 1997, 1996, and 1995 follows:

                                               1997     1996      1995
                                             -------   -------   -------
         Balance at beginning of year     $  638,770   659,734   681,725
         Net charge-offs:
           Gross charge-offs                 (25,056)  (59,566)  (42,477)
           Gross recoveries                   16,709    38,602    20,486
         Provision charged to earnings            --        --        --
                                             -------   -------   -------
         Balance at end of year           $  630,423   638,770   659,734
                                             =======   =======   =======

                                                                     (Continued)

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(4)  LOANS, CONTINUED
     ----------------

     Impaired loans at September 30, 1997 and 1996 totaled $427,792 and $293,842, respectively. The allowance amounts, which were $287,792 and $293,842 in 1997 and 1996, respectively, were primarily determined using the fair value of the related collateral. The average recorded investment in impaired loans for the years ended September 30, 1997 and 1996, was $365,000 and $350,000, respectively. The interest income recognized on impaired loans for the years ended September 30, 1997 and 1996 was approximately $6,041 and $2,445, respectively.

(5)  PREMISES AND EQUIPMENT
     ----------------------

     Premises and equipment are summarized as follows:

                                                    1997        1996
                                                  ---------  ---------

       Land                                    $    733,242    733,242
       Buildings and leasehold improvements       3,018,361    729,692
       Construction in progress                          --  2,284,566
       Furniture, fixtures and equipment          1,938,336  1,537,102
                                                  ---------  ---------
                                                  5,689,939  5,284,602
       Less:  accumulated depreciation            1,486,995  1,483,635
                                                  ---------  ---------
                                               $  4,202,944  3,800,967
                                                  =========  =========

     Rent expense under operating leases included in net occupancy expense, was approximately $195,000 and $194,000 for the years ended September 30, 1996 and 1995, respectively. The operating lease was terminated in October 1996.


(6)  REAL ESTATE ACQUIRED BY FORECLOSURE
     -----------------------------------

     Real estate acquired by foreclosure, net, as of September 30, 1997 and 1996 totaled $99,494 and $128,896, respectively. There were no transactions in the allowance for losses on the real estate acquired by foreclosure in 1997 or 1996. The allowance for losses at the beginning of 1995 and chargeoffs during 1995 totaled $52,087.

                                                                     (Continued)

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(7)   INTEREST-BEARING DEPOSITS
      -------------------------

      At September 30, 1997 and 1996, the composition of interest-bearing deposits and applicable interest rates was as follows:

                                                     1997          1996
                                                 ------------  ------------
      NOW accounts (1997 -
       1.00%, 1996 - 1.00%)                      $  9,435,520     7,689,927
      Super NOW accounts (1997 -
       2.75%, 1996 - 2.75%)                         3,566,811     5,040,044
      Passbook savings (1997 -
       2.75%, 1996 - 2.75%)                        18,615,013    18,699,290
      Time deposits:
        Certificates of deposit
         (1997 - 4.75% to 8.50%,
         1996 - 2.62% to 8.50%)                    24,160,256    23,190,717
        Jumbo accounts (1997 -
         4.65% to 6.00%, 1996 -
         4.50% to 5.75%)                           20,413,405    22,059,043
                                                  -----------   -----------
           Total time deposits                     44,573,661    45,249,760
      Accrued interest on deposits                    154,721       113,548
                                                  -----------   -----------
           Total deposits                        $ 76,345,726    76,792,569
                                                  ===========   ===========

      Weighted average interest rates on deposit accounts were as follows at September 30, 1997 and 1996:

                                                       1997          1996
                                                      ------        ------
      NOW accounts                                      .88%          .93%
      Super NOW accounts                               2.75%         2.75%
      Passbook savings accounts                        2.75%         2.75%
      Certificates of deposit                          5.27%         5.41%
      Jumbo accounts                                   5.28%         5.02%
                                                      ------        ------
          Total                                        4.01%         4.04%

      Interest on deposits is summarized as follows:

                                            1997          1996          1995
                                        -----------   -----------   -----------
      NOW accounts                      $    94,328        92,221        78,021
      Super NOW accounts                    118,974       135,595       123,059
      Passbook savings                      486,639       507,602       497,452
      Time deposits                       2,362,246     2,433,501     2,294,621
                                        -----------   -----------   -----------
                                        $ 3,062,187     3,168,919     2,993,153
                                        ===========   ===========   ===========


      The amounts and maturities of time deposits at September 30, 1997 and 1996 are as follows:

                                                        1997           1996
                                                    ------------   ------------
      Within one year                               $ 37,156,692     37,739,243
      Within two years                                 2,898,609      2,354,514
      Within three years                               2,844,905      2,018,937
      Within four years                                  237,967      2,057,070
      Within five years                                1,173,004        205,766
      Greater than five years                            262,484        874,230
                                                    ------------   ------------
                                                    $ 44,573,661     45,249,760
                                                    ============   ============

                                                                     (Continued)

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(8)   BORROWED FUNDS
      --------------

      The Company was liable to the Federal Home Loan Bank of Atlanta on the following advances at September 30, 1997:

      Maturity Date                                Interest rate      1997
      -------------                                -------------   -----------

      August 1998                                      5.98%       $ 4,200,000
      September 2002                                   5.66%         5,000,000
                                                                   -----------
          Total (weighted average rate of 5.75%)                   $ 9,200,000
                                                                   ===========

      At September 30, 1997, the advances were collateralized by a blanket pledge of first-mortgage residential loans.


(9)   INCOME TAXES
      ------------

      For the years ended September 30, 1997, 1996, and 1995, income tax (expense) benefit consists of the following:

                                                1997        1996        1995
                                             ---------   ---------   ---------
           Current:
              Federal                        $  43,520    (161,495)   (129,246)
              State                              8,862     (18,063)    (13,508)
                                             ---------   ---------   ---------
                                                52,382    (179,558)   (142,754)
                                             ---------   ---------   ---------
           Deferred:
              Federal                         (220,908)    250,985     (39,030)
              State                            (31,666)     30,108      (6,873)
                                             ---------   ---------   ---------
                                              (252,574)    281,093     (45,903)
                                             ---------   ---------   ---------
                                             $(200,192)    101,535    (188,657)
                                             =========   =========   =========

      The income tax expense above represents an effective tax rate of 35.9 percent, 34.4 percent, and 36.0 percent, for 1997, 1996 and 1995, respectively. The actual income tax (expense) benefit for 1997, 1996 and 1995 differs from the "expected" income tax (expense) benefit for those years which is computed by applying the U.S. Federal corporate income tax rate of 34 percent for 1997, 1996 and 1995 to income before income taxes as follows:

                                                             1997       1996       1995
                                                          ---------  ---------  ---------
      Computed "expected" income tax (expense) benefit    $(189,831)   100,272   (178,190)
      State tax, net of federal effect                      (15,051)     8,354    (13,451)
      Dividends paid to ESOP                                  7,205      7,326      6,824
      Other, net                                             (2,515)   (14,417)    (3,840)
                                                          ---------   --------  ---------
                                                          $(200,192)   101,535   (188,657)
                                                          =========   ========  =========

                                                                     (Continued)

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(9)   INCOME TAXES, CONTINUED
      -----------------------

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1997 and 1996 are presented below:

                                                                          1997      1996
                                                                       ---------  --------
      Deferred tax assets:
        Loans - allowance for loan losses                              $ 230,735   245,298
        Loans - unearned loan fee income                                  31,755    31,755
        SAIF assessment accrual                                               --   180,986
        Unrealized loss on investment securities available for sale           --    74,498
        Writedown of investment securities                                    --    67,553
        Prepaid expenses and accruals                                     34,312    34,368
        Other                                                             31,981    58,031
                                                                       ---------  --------
                                                                         328,783   658,121
                                                                       ---------  --------

      Deferred tax liabilities:
        Loans - allowance for loan losses                                146,397   139,450
        FHLB stock                                                        52,128    52,128
        Unrealized gain on investment securities available for sale       15,212        --
        Premises and equipment - differences in depreciation expense      23,005    32,217
        Other                                                              2,656     2,657
                                                                       ---------  --------
                                                                         239,398   226,452
                                                                       ---------  --------
      Net deferred tax asset                                           $  89,385   431,669
                                                                       =========  ========

      Management believes results of future operations will generate sufficient taxable income and resulting tax liabilities to realize the deferred tax asset. There was no valuation allowance at September 30, 1997 or 1996, or any change in the valuation allowance during the period ended September 30, 1997, 1996 or 1995.


(10)  EMPLOYEE BENEFITS PLANS
      -----------------------

      The Bank sponsors an Employee Stock Ownership Plan (ESOP). The ESOP is available to all employees who have met certain age and service requirements. Contributions to the plan are determined by the board of directors, based on a percentage of the total payroll and certain limitations as to the deductibility for tax purposes. The Bank intends to make contributions to the Plan that, when combined with dividends on unallocated shares, are sufficient to fund interest and principal payments on the ESOP debt. The ESOP has borrowed funds on two occasions from an unrelated financial institution to purchase shares of common stock of the Bank for the benefit of the ESOP participants.

      The common stock of the Bank acquired by the ESOP is held as collateral for the loans. As of September 30, 1997, the ESOP holds 26,760 (20 percent) shares of the Bank's outstanding stock. of which 17,998 shares have been allocated to the participants. The Bank makes contributions to the ESOP which are used to make loan interest and principal payments. Shares are released and allocated to the participants prorata with the paydowns on the ESOP debt. The contributions are recorded as compensation expense. The contributions attributable to the ESOP shares acquired in 1995 (1995 shares) approximate the fair value of the 1995 shares released to participants. Contributions of $56,095, $61,928, and $60,000, were made to the ESOP in 1997, 1996 and 1995, respectively.

                                                                     (Continued)

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(10) EMPLOYEE BENEFITS PLANS, CONTINUED
     ----------------------------------

     The first ESOP loan is due on demand and is repayable in monthly installments of interest at 80 percent of the prime rate or $7,307, $9,632, and $13,777 for the years ended September 30, 1997, 1996, and 1995, respectively, and annual installments of principal in the amount of $41,275. The interest rate is 6.8 percent and 6.6 percent at September 30, 1997 and 1996, respectively. The principal outstanding is $82,550 and $123,825 at September 30, 1997 and 1996, respectively.

     The second ESOP loan is repayable in annual installments of interest at
     6.75 percent and 5 annual installments of principal in the amount of $24,195. The principal outstanding at September 30, 1997 and 1996 is $48,391 and $72,586, respectively. The principal balance approximates the fair value of the unearned 1995 shares which approximated 1,300 and 1,900 at September 30, 1997 and 1996, respectively.

     The Bank also sponsors a 401(k) retirement plan (401(k)). The 401(k) is a trusteed, salary reduction plan which is available to all employees who have completed one year of service and have attained the age of 21. 401(k) participants may elect to defer a percentage of their compensation each year up to a certain dollar limit established by law. The Bank's management may make a discretionary matching contribution equal to a percentage of the amount of salary reduction 401(k) participants elected to defer. Such discretionary contributions for the year ended September 30, 1997, 1996, and 1995 were $21,800, $25,952, and $24,332, respectively. The Bank also provides major medical and dental coverage funded through pre-tax withholdings from the participants.


(11) STOCKHOLDERS' EQUITY
     --------------------

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulations to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets. Management believes, as of September 30, 1997, that the Bank meets all capital adequacy requirements and meets the requirements to be classified as "well capitalized."

                                                               For capital              Well
                                               Actual       adequacy purposes        capitalized
                                      -------------------  -------------------  -------------------
                                        Amount     Ratio     Amount     Ratio     Amount     Ratio
                                      -----------  ------  -----------  ------  -----------  ------
      As of September 30, 1997:
       Total capital
         (to risk weighted assets)     $8,007,691   17.5%   $3,655,338    8.0%   $4,581,667   10.0%
       Tier I capital
         (to risk weighted assets)     $7,770,829   17.0%    1,832,667    4.0%    2,749,000    6.0%
       Tier I capital
         (to average assets)           $7,770,829    9.0%    3,459,160    4.0%    4,323,950    5.0%

                                                                     (Continued)

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(11) STOCKHOLDERS' EQUITY, CONTINUED
     -------------------------------

                                                                                        To be well
                                                                                     capitalized under
                                                               For capital           prompt corrective
                                         Actual             adequacy purposes        action provisions
                                  -------------------      -------------------      -------------------
                                    Amount     Ratio         Amount     Ratio         Amount     Ratio
                                  ----------  -------      ----------  -------      ----------  -------
As of September 30, 1996:
 Total capital
  (to risk weighted assets)       $7,634,658     21.6%     2,832,000     8.0%        3,540,000     10.0
 Tier I capital
  (to risk weighted assets)       $7,444,726     21.0%     1,416,000     4.0%        2,124,000      6.0
 Tier I capital
  (to average assets)             $7,444,726      8.6%     3,442,000     4.0%        4,303,000      5.0

     Savings institutions with more than a "normal" level of interest rate risk are required to maintain additional total capital. A savings institution with a greater than normal interest rate risk is required to deduct specified amounts from total capital, for purposes of determining its compliance with risk-based capital requirements. Management believes that the Bank was in compliance with capital standards at September 30, 1997 and 1996.

     Retained earnings at September 30, 1997 and 1996, include approximately $2,200,000 for which no provision for income tax has been made. This amount represents allocations of income to bad debt deductions for tax computation purposes. If, in the future, this portion of retained earnings is used for any purpose other than to absorb tax bad debt losses, income taxes may be imposed at the then applicable rates. An additional $1,400,000 of retained earnings is also restricted at September 30, 1997 and 1996, as a result of the liquidation account established upon conversion to a stock company. No dividends may be paid to stockholders if such dividends would reduce the net worth of the Bank below the amount required by the liquidation account.


(12) CONTINGENT LIABILITIES AND COMMITMENTS
     --------------------------------------

     The Bank is defending various lawsuits and claims arising out of the conduct of its business. While the ultimate results of these lawsuits and claims cannot be predicted with certainty, in the opinion of management, the ultimate disposition of these matters will not have a significant effect on the consolidated financial position or results of operations of the Bank.

     On October 18, 1996, the Bank entered into a Supervisory Agreement (Agreement) with the Office of Thrift Supervision (OTS) whereby the Bank agreed to take certain actions. These actions primarily include: (a) developing a business plan covering such matters as lending activities, operating expenses, operating results and other matters, (b) reviewing by the Bank's board of directors of the level, trend and causes of delinquent and nonperforming assets of; (c) establishing and implementing procedures for accurate preparation of the Thrift Financial Report; (d) establishing and implementing written internal control procedures for all aspects of the Bank's operations; (e) ensuring that the calculation of compliance with regulatory liquidity requirements is accurate; and (f) monitoring of the Bank's interest rate risk by the Bank's board of directors. Management believes it is making good faith efforts to comply with the Agreement. It is not presently determinable what actions, if any, the regulatory authorities might take if the Bank does not comply with the provisions of the Agreement.

                                                                     (Continued)

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(13) OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS
     ---------------------------------------

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Such instruments involve elements of credit risk in excess of the amounts recognized in the financial statements.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     The off-balance sheet financial instruments whose contract amounts represent credit risk as of September 30, 1997, are as follows:

                Commitments to extend credit           $3,674,952
                Commitments to fund lines of credit       777,180
                                                       ----------
                                                       $4,452,132
                                                       ==========

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.


(14) OTHER EXPENSE
     -------------

     Components of other expense exceeding 1 percent of total interest and other income included miscellaneous losses of $116,708 in 1996 and $142,558 in 1995, consisting primarily of costs related to bank robberies and settlements of and provisions for various legal issues. There were no such components exceeding the 1 percent criteria as stated which are not presented separately in the 1997 consolidated statements of operations.


(15) STOCK OPTION PLAN
     -----------------

     Under the terms of the Bank's incentive stock option plan, the Bank has granted 12,000 common stock options to officers and key employees in 1991. The exercise price for the options is equal to $14 per share. All options are exercisable through 2001. As of September 30, 1997, no options had been exercised.


(16) SAVINGS ASSOCIATION INSURANCE FUND SPECIAL ASSESSMENT
     -----------------------------------------------------

     On September 30, 1996, the Federal Deposit Insurance Corporation imposed a special assessment on Savings Association Insurance Fund (SAIF) assessable deposits of depository institutions to recapitalize the SAIF. The Bank's assessment of $493,687 was reflected in the statement of operations for the year ended September 30, 1996.

                                                                     (Continued)

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(17) FAIR VALUE OF FINANCIAL INSTRUMENTS
     -----------------------------------

     The following table provides fair values of the Bank's financial instruments at September 30, 1997 and 1996. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates. The assumptions used in the estimation of the fair value of the Bank's financial instruments are explained below. Where quoted market prices are not available, fair values are based on estimates using discounted cash flow and other valuation techniques. Discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following fair value estimates cannot be substantiated by comparison to independent markets and should not be considered representative of the liquidation value of the Bank's financial instruments, but rather a good-faith estimate of the fair value of financial instruments held by the Bank.

     The following methods and assumptions were used by the Bank in estimating the fair value of its financial instruments:

     Cash and Cash Equivalents and Interest-Bearing Deposits in Other Banks -- Fair value equals the carrying value of such assets due to their nature.

     Investment Securities and Accrued Interest Receivable -- The fair value of investments and mortgage-backed securities is based on quoted market prices. The carrying amount of related accrued interest receivable approximates its fair value.

     Federal Home Loan Bank Stock -- The Federal Home Loan Bank has historically repurchased its stock at cost. Therefore, the carrying amount is considered a reasonable estimate of its fair value.

     Loans Receivable -- The fair value of loans is calculated using discounted cash flows by loan type. The discount rate used to determine the present value of the loan portfolio is an estimated market discount rate that reflects the credit and interest rate risk inherent in the loan portfolio. The estimated maturity is based on the Bank's historical experience with repayments adjusted to estimate the effect of current market conditions. The carrying amount of related accrued interest receivable approximates its fair value.

     Deposits -- Fair values for certificates of deposit have been determined using discounted cash flows. The discount rate used is based on estimated market rates for deposits of similar remaining maturities. The carrying amount of all other deposits, due to their short-term nature, approximate their fair values. The carrying amount of related accrued interest payable approximates its fair value.

                                                                     (Continued)

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(17) FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED
     ----------------------------------------------

     FHLB Advances -- Fair value has been determined using discounted cash flows. The discount rate used is based on estimated current rates for advances with similar maturities.

                                                          1997                    1996
                                                  ----------------------  ----------------------
                                                              Estimated               Estimated
                                                   Carrying      fair      Carrying      fair
                                                    amount      value       amount      value
                                                  ----------  ----------  ----------  ----------
   Financial assets:
     Cash and cash equivalents                   $ 6,485,115   6,485,115   8,141,092   8,141,092
     Interest-bearing deposits in other banks        157,574     157,574     255,691     255,691
     Investments securities                       44,718,585  44,741,690  41,611,109  41,380,314
     Federal Home Loan Bank stock                    460,000     460,000     383,000     383,000
     Loans receivable, net                        42,572,877  43,737,467  30,532,084  31,040,000
     Accrued interest receivable                     639,800     639,800     635,181     635,181

   Financial liabilities:
     Deposits, including accrued
      interest payable                            76,345,726  76,197,065  76,792,569  76,596,809
     FHLB advances                                 9,200,000   9,202,000          --          --


                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                                                        March 31,      September 30,
                                                                          1998             1997
                ASSETS
                ------
Cash and amounts due from depository
 institutions                                                        $   2,679,254        2,963,847
Federal funds sold and overnight deposits                                  594,746        3,521,268
                                                                     -------------     ------------
   Total cash and cash equivalents                                       3,274,000        6,485,115

Interest bearing deposits                                                  157,574          157,574
Investment securities held to maturity (fair value of
  $7,627,067 and $8,826,498, respectively)                               7,588,738        8,803,393
Investment securities available for sale, at fair value (cost of
  $31,519,639 and $35,872,942, respectively)                            31,572,949       35,915,192
Federal Home Loan Bank stock                                               460,000          460,000
Loans receivable, net of allowances                                     44,252,781       42,572,877
Premises and equipment, net                                              4,085,205        4,202,944
Real estate acquired by foreclosure                                        193,634           99,494
Accrued interest receivable on investment securities                        85,346           63,367
Accrued interest receivable on mortgage-back securities                    138,672          163,779
Accrued interest receivable on loans                                       366,805          412,654
Other assets                                                             1,284,615          303,929
                                                                     -------------     ------------

          Total assets                                               $  93,460,319       99,640,318
                                                                     =============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Interest-bearing deposits                                            $  75,480,904       76,345,726
FHLB Advances                                                            9,200,000        9,200,000
Advance payments by borrowers for
 taxes and insurance                                                       203,496          324,174
Other liabilities                                                          539,979          866,479
Employee Stock Ownership Plan debt                                         186,746          130,941
Payables for investment securities transactions                                 --        4,975,130
                                                                     -------------     ------------
   Total Liabilities                                                    85,611,125       91,842,450

Stockholders' Equity:
Common Stock                                                               130,000          130,000
Additional paid-in-capital                                               1,160,760        1,160,760
Retained earnings                                                        6,711,061        6,611,011
Unrealized gain (loss) on investment securities                             34,119           27,038
Employee Stock Ownership Plan debt                                        (186,746)        (130,941)
                                                                     -------------     ------------
   Total Stockholders' Equity                                            7,849,194        7,797,868
                                                                     -------------     ------------

          Total liabilities and stockholders' equity                 $  93,460,319       99,640,318
                                                                     =============     ============

          See accompanying notes to consolidated financial statements

                CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                   Three Months Ended             Six Months Ended
                                                       March 31,                      March 31,
                                                 1998             1997           1998           1997
INTEREST INCOME:

Interest and fees on loans                    $ 995,060         780,689       1,950,593      1,498,775
Interest and dividend income on
 investment securities held to maturity         135,667         223,275         283,226        470,498
Interest income on investment
 securities available for sale                  484,529         445,135         996,675        864,537
Other interest income                            33,211          33,777          65,002        103,807
                                              ---------       ---------       ---------      ---------
Total interest income                         1,648,467       1,482,876       3,295,496      2,937,617

Interest on deposits                            741,757         741,883       1,497,205      1,506,899
Interest on FHLB advances                       133,540               -         275,550              -
                                              ---------       ---------       ---------      ---------
Total interest expense                          875,297         741,883       1,772,755      1,506,899

         Net interest income                    773,170         740,993       1,522,741      1,430,718

OTHER INCOME:

Service charges on deposits                      91,314         117,217         191,704        233,352
Gain on sale of assets                              576           5,856          10,861         13,468
Gain on sale of securities                       16,832          21,602          27,360         75,871
Other                                             6,556           7,534          13,657         14,573
                                              ---------       ---------       ---------      ---------
  Total Other Income                            115,278         152,209         243,582        337,264

EXPENSES:

Salaries and employee benefits                  312,797         302,039         609,641        612,014
Net occupancy expense                            34,496          30,925          64,966         88,619
Federal insurance premium                        25,244          15,225          49,991         67,589
Data processing expenses                         67,254          55,126         107,637        112,894
Professional services                            48,731          48,658         126,809        100,163
Depreciation and amortization                    66,930          69,825         134,032        158,053
Advertising expense                              25,549          68,092          66,755         81,136
Office supplies                                  21,454          20,374          38,150         40,422
Insurance expense                                15,269          13,764          30,793         27,376
Other                                           114,997         126,446         228,877        215,612
                                              ---------       ---------       ---------      ---------
 Total other expense                            732,721         750,474       1,457,651      1,503,878
                                              ---------       ---------       ---------      ---------

Income before income taxes                      155,727         142,728         308,672        264,104
Income tax expense                               56,062          51,040         111,122         95,077
                                              ---------       ---------       ---------      ---------


          See accompanying notes to consolidated financial statements

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)


                                                                  Three Months Ended              Six Months Ended
                                                                        March 31,                     March 31,
                                                                  1998             1997         1998            1997
Net Income                                                      $ 99,665          91,688       197,550         169,027
                                                                ========        ========      ========        ========

Basic earnings per common share                                 $   0.77            0.71          1.52            1.30
                                                                ========        ========      ========        ========
Diluted earnings per common share                               $   0.72            0.66          1.42            1.21
                                                                ========        ========      ========        ========
Dividends declared and paid per
 common share                                                   $      -               -          0.75            0.75
                                                                ========        ========      ========        ========

Basic average shares outstanding                                 130,000         130,000       130,000         130,000
                                                                ========        ========      ========        ========

Diluted average shares outstanding                               142,000         142,000       142,000         142,000
                                                                ========        ========      ========        ========

          See accompanying notes to consolidated financial statements

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                                                   Six Months Ended
                                                                                                       March 31,
                                                                                                  1998           1997
Cash flows from operating activities:
Net income                                                                                    $  197,550        169,027
Adjustments to reconcile net income to
 net cash provided by operating activities
  Depreciation and amortization                                                                  134,032        158,053
  Net amortization of premium on
   investment securities held to maturity                                                          8,028         13,182
  Net amortization of premium (accretion of discount)
   on investment securities available for sale                                                    17,795         (6,883)
  Gain on sale of investment securities available for sale                                       (27,360)       (75,871)
  Gain on sale of other assets                                                                         -         (7,610)
  Charge off of investment securities held to maturity                                            25,000              -
  Decrease in accrued interest receivable                                                         48,977         27,421
  Decrease (increase) in other assets                                                           (980,686)       149,695
  Increase (decrease) in accrued interest on deposits                                            (26,565)        27,778
  Decrease in other liabilities                                                                 (330,481)      (489,645)
                                                                                              ----------     ----------
Net cash used in operating activities                                                           (933,710)       (34,853)

Cash flows from investing activities:
Purchase of investment securities held to maturity                                                     -     (1,000,000)
Purchase of investment securities available for sale                                         (11,199,771)    (8,163,489)
Maturity or call of investment securities available for sale                                   3,255,835      1,000,000
Proceeds from sale of investment securities available for sale                                 4,878,741      5,393,391
Net change in loans                                                                           (1,768,683)    (4,177,087)
Proceeds from principal collected on
 investment securities held to maturity                                                        1,181,627      1,753,410
Proceeds from principal collected on
 investment securities available for sale                                                      2,452,935      1,087,645
Purchase of premises and equipment                                                               (16,293)      (619,876)
Proceeds from sale of premises and equipment                                                           -          8,000
Purchase of real estate acquired by foreclosure                                                   (5,361)        (6,860)
                                                                                              ----------     ----------
  Net cash used in investing activities                                                       (1,220,970)    (4,724,866)

          See accompanying notes to consolidated financial statements

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)


                                                                                                   Six Months Ended
                                                                                                       March 31,
                                                                                                  1998           1997
Cash flows from financing activities:

Net (decrease) increase in interest bearing deposits                                            (838,257)       804,902
Decrease in advance payments by
 borrowers for taxes and insurance                                                              (120,678)      (112,001)
Cash dividends                                                                                   (97,500)       (97,500)
                                                                                              ----------     ----------
   Net cash (used in) provided by financing activities                                        (1,056,435)       595,401

Net decrease in cash and cash equivalents                                                     (3,211,115)    (4,164,318)

Cash and cash equivalents at beginning of period                                               6,485,115      8,141,092
                                                                                              ----------     ----------

Cash and cash equivalents at end of period                                                    $3,274,000      3,976,774
                                                                                              ==========     ==========

Supplemental information on cash payments

  Interest paid                                                                               $1,494,236      1,479,121
  Taxes paid                                                                                           -         20,000

Supplemental information on noncash transactions:
  Loans transferred to real estate acquired by foreclosure                                       $88,779         68,125



          See accompanying notes to consolidated financial statements

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (none of which are other than normal recurring accruals) necessary for a fair statement of financial position of the Bank and the results of operations for the three month and six month periods ended March 31, 1997 and 1998. The results contained in these statements are not necessarily indicative of the results which may be expected for the entire year. For further information, refer to the consolidated financial statements and notes included in the Bank's annual report on Form 10-KSB for the year ended September 30, 1997.

2.  RECLASSIFICATIONS

Certain items in the 1997 consolidated financial statements have been reclassified to conform to current year classifications.

3.  IMPLEMENTATION IF FASB NO. 128

During the quarter ended December 31, 1997, the Bank adopted the requirements of Statement of Financial Accounting Standards No. 128, Earnings Per Share. This statement establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential stock. The statement replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if the Bank's outstanding options to acquire common stock were exercised. The exercise of these options accounts for the difference between basic and diluted weighted average shares outstanding.

MANAGEMENT DISCUSSION AND ANALYSIS
----------------------------------

REVIEW OF RESULTS OF OPERATIONS


OVERVIEW
--------

Net income for the three months ended March 31, 1998 was $99,665 an increase of $7,977 when compared to the three months ended March 31, 1996. The improvement in net earnings resulted primarily from an increase in net interest income of $32,177 and a decrease in general and administrative expense of $17,753 which were tempered by a decline in other income, which consists primarily of service charges and gains on sale of assets, of $36,931.

Net income for the six months ended March 31, 1998 was $197,550, an increase of $28,253 when compared to the six months ended March 31, 1997. The increase in net earnings resulted from the same factors which impacted the earnings for the three month period ended March 31, 1998. Net interest income increased by $92,023, non-interest expense decreased by $46,227 and non-interest income declined by $93,682 when compared to the six month period ended March 31, 1997.


NET INTEREST INCOME
-------------------

Net interest income is the difference between the interest and fees earned on loans, securities and other interest bearing assets (interest income) and the interest paid on deposits and FHLB advances (interest expense). The Bank's deposits and FHLB advances are primarily short term in nature and reprice faster than the Bank's interest earring assets, consisting mainly of loans and mortgage backed securities, which generally have longer maturities. The mix of the Bank's interest earning assets and deposits and FHLB advances along with the trend of market interest rates have a substantial impact on the change in net interest margin. The cost of the Bank's interest bearing liabilities increased 23 basis points from 3.92% for the six month period ended March 31, 1997 to 4.15% during the six month period ended March 31, 1998 while the yield on interest earning assets increased 63 basis points from 7.39% for the six month period ended March 31, 1997 to 8.02% for the comparable period in the current fiscal year.

The Bank's net interest income increased by $92,023 or 6.43% from $1,430,718 for the six month period ended March 31, 1997 to $1,522,741 for the six month period in the current fiscal year. The increase resulted from increase in both the Bank's net interest margin and in the average balance of interest earning assets for the six month period ended March 31, 1998 when compared to the same period in the prior fiscal year. The increases in net interest margin and interest earning assets are attributable to a significant increase in the Bank's loan portfolio which grew from $34,641,046 at March 31, 1997 to $44,252,781 at March 31, 1998 and increase of $9,611,735 or 27.75%. The funding for the growth in the Bank's loan portfolio was provided primarily from Federal Home Loan Bank
(FHLB) advances which totaled $9,200,000 at March 31, 1998. There were no FHLB advances outstanding at March 31, 1997. The advances have higher rates than the weighted average cost of the Bank's deposits and are the primary cause for the 23 basis point increase in the average cost of interest bearing liabilities between the six month period ended March 31, 1997 and the six month period in the current fiscal year.

OTHER INCOME
------------

During the six month period ended March 31, 1998 other income decreased from $337,264 for the six month period ended March 31, 1997 to $243,582 for the comparable period in the current fiscal year. The decrease resulted from declines in service charges on deposits of $41,648 and in gains on sale of securities of $48,511 when comparing the six months ended March 31, 1998 to the comparable period in the prior fiscal year.


OTHER EXPENSE
-------------

During the six month period ended March 31, 1998 the Bank's other expense declined by 3.07% or $44,568 from $1,503,878 for the six month period ended March 31, 1997 to $1,457,651 for the comparable period in the current year.
Most categories of expense either declined or increased only modestly when comparing the six month period ended March 31, 1998 to the comparable period in the prior fiscal year. Line items which decreased significantly included net occupancy expense, federal insurance premiums, depreciation and amortization and advertising expense which decrease by $23,653, $17,598, $24,021 and $14,381, respectively when compared to the six month period ended March 31, 1997. Professional services increased by $26,646 from $100,163 for the six months ended March 31, 1997 to $126,809 for the six month period in the current fiscal year as a result of outsourcing the human resource function during the current fiscal year . The decline in occupancy expense and depreciation relate to expenses and leasehold improvement write-offs which were incurred during fiscal 1997 in conjunction with the Bank's move to a new main office. The decline in federal insurance premiums resulted from a reduction in SAIF premiums which did not become fully effective until January 1, 1997. During fiscal 1997 the Bank conducted an extensive marketing campaign to enhance the Bank's image and promote the Bank's products. Marketing efforts during the current fiscal year have been less extensive and resulted in a decline in advertising expense.


REVIEW OF FINANCIAL CONDITION
-----------------------------

Significant factors affecting the Bank's financial condition from September 30, 1997 to March 31, 1998 detailed below:

ASSETS
------

Total assets decreased $6,179,999 or 6.20% from $99,640,318 at September 30, 1997 to $93,460,319 at March 31, 1998. The decline is primarily attributable to the settlement of a payable for investment securities transaction at September 30, 1997 in the amount of $4,975,130. The Bank committed to purchase several mortgage backed securities during the latter part of September 1997 which did not settle until October 1997. The funding for settlement of the securities transactions was provided by a decrease in federal funds and overnight deposits, proceeds from the sale of an investment security available for sale and from cash flows from the investment portfolio. Between September 30, 1997 and March 31, 1998 the Bank's loan portfolio increased by $1,679,904 or 3.95% from $42,572,877 at September 30, 1997 to $44,252,781 at March 31, 1998 while the
Bank's total investment portfolio decreased by $5,556,898 or 12.43% from $44,718,585 at September 30, 1997 to $39,161,687 at March 31, 1998.

LIABILITIES
-----------

Total liabilities decreased $6,233,389 or 6.79% between September 30, 1997 and March 31, 1998. The decrease resulted from the settlement of a payable for investment securities transactions which was previously discussed in the asset section. The Bank's deposits declined $864,822 or 1.13% between September 30, 1997 and March 31, 1998.


LOAN QUALITY
------------

A key to long term earnings growth for Citizens Federal Savings Bank is maintenance of a high quality loan portfolio. The Bank's directive in this regard is carried out through its policies and procedures for review of loans. The goals and results of these policies and procedures are to provide a sound basis for new credit extensions and an early recognition of problem assets to allow the most flexibility in their timely disposition.

At March 31, 1998 the Bank had $892,096 in assets classified as substandard including real estate acquired by foreclosure of $193,634, no assets classified as doubtful and $43,062 in assets classified as loss. The assets classified as loss have been fully reserved. At September 30, 1997 the Bank had $366,603 in assets classified as substandard including real estate acquired by foreclosure of $99,494, no assets classified as doubtful and $252,792 in assets classified as loss.

The allowance for loan losses was $391,332 at March 31, 1998. Management believes that the current allowance for loan losses is adequate to cover any potential future loan losses which exist in the loan portfolio, although there can be no assurance that further increases in the loan loss allowance will not be made as circumstances warrant.


LIQUIDITY AND INTEREST SENSITIVITY
----------------------------------

The Bank is required under applicable federal regulations to maintain specified levels of cash and "liquid" investments in qualifying types of United States Treasury and federal agency securities and other investments. Such investments serve as a source of funds upon which the Bank may rely to meet deposit withdrawals and other short term needs. The Bank monitors its cash flow position to assure adequate liquidity levels and to take advantage of market opportunities. The Bank maintains liquidity levels which significantly exceed the minimum the regulatory requirements. Management believes that the Bank's liquidity is adequate to fund all outstanding commitments and other cash needs.

Changes in interest rates will necessarily lead to changes in net interest margin. The Bank's goal is to minimize volatility in the net interest margin by taking an active role in managing the level, mix and maturity of assets and liabilities. The Bank's primary emphasis in reducing its interest rate risk is to focus on reducing the weighted average maturity of the loan portfolio and by purchasing adjustable rate securities.


YEAR 2000 (Y2K) CONSIDERATIONS
------------------------------

The Bank has contacted its major computer service vendors and has received assurances that those computer services will properly function on January 1, 2000, the date that computer problems are expected to develop world wide. The Bank has also begun testing computer hardware and software for year 2000 compliance. Based on a review of our internal bookkeeping practices and our conferences with our third party service companies, we do not expect to incur significant additional bookkeeping, data processing or other expenses in connection with issues related to the Year 2000 issue.


CAPITAL ADEQUACY AND RESOURCES
------------------------------

Management is committed to maintaining capital at a level sufficient to protect stockholders and depositors, provide for reasonable growth, and fully comply with all regulatory requirements. Management's strategy to maintain this goal is to retain sufficient earnings while providing a reasonable return to stockholders in the form of dividends and return on equity.

The Office of Thrift Supervision has issued guidelines identifying minimum regulatory "tangible" capital equal to 1.50% of adjusted total assets, a minimum 3.00% core capital ratio and a minimum risk based capital of 8.00% of risk weighted assets. The Bank has provided the majority of its capital requirements through the retention of earnings.

At March 31, 1998 the Bank satisfied all regulatory requirements. The Bank's compliance with the current standards is as follows:

                                                         For  capital               Well
                                      Actual           adequacy purposes         capitalized
                               -------------------    -------------------    -------------------
                                 Amount     Ratio       Amount     Ratio       Amount     Ratio
                               ----------  -------    ----------  -------    ----------  -------
Total capital
(to risk weighted assets)      $8,034,970   17.29%     3,717,520   8.00%      4,646,900   10.00%
Tier I capital
(to risk weighted assets)      $7,817,139   16.82%     1,858,760   4.00%      2,788,140    6.00%
Tier I capital
(to average assets)            $7,817,139    8.23%     3,800,910   4.00%      4,751,138    5.00%

Reconciliation of capital:                Risk Weighted       Tier I Capital
                                             Capital
Total stockholders' equity (GAAP)           $7,851,258          $7,851,258
Unrealized gain of securities - AFS            (34,119)            (34,119)
Allowance for loan losses                      348,270                  --
Equity investments                            (130,439)
                                            ----------          ----------
         Total                              $8,034,970          $7,817,139

     Prior to the consummation of the holding company reorganization, the Registrant did not have any significant assets or liabilities. Accordingly, no financial statements of the Registrant are presented and the pro forma consolidated financial statements of the Registrant would reflect no material differences from the consolidated financial statements of the Bank for the years ended September 30, 1997, 1996 and 1995 and the six months ended March 31, 1998 set forth below.

The following exhibits are filed with this report:
-------------------------------------------------


Number    Description
------    -----------

 4        Specimen Common Stock  Certificate of CFS Bancshares, Inc.

99.1      Citizens Federal Savings Bank Agreement and Plan of Reorganization

99.2      Press Release

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CFS BANCSHARES, INC.



DATE:  July 13, 1998               By: /s/ Bunny Stokes, Jr.
                                      -------------------------------------
                                      Bunny Stokes, Jr.
                                      President